Exhibit 99.1

 Canyon Gold Corp.
Charles Cortland Hooper
Joins the CanyonGold Team

Las Vegas, Nevada--(Newsfile Corp. – May 23, 2016) - Canyon Gold Corp. (OTCQB: 'CGCC') (The Company). is pleased to announce the appointment of Mr. Charles Cortland Hopper as Director to the Board of Directors of the Company. Mr. Hooper will also serve on the Advisory Board of the Company's subsidiaries.

Mr. Charles Cortland "Cort" Hooper has a substantial background in Mineral Exploration and Mining.

Mr. Hooper was the Owner of Old Town Financial in La Jolla, California, a designer, financier and developer of shopping centers, office buildings, resorts, master planned communities, condominiums, apartments, health clubs, single family homes and ranch estates valued over $500 million, arranging over an additional $6.3 billion in project financing for clients.

Mr. Hooper as a missile guidance engineer lead a team designing and building missile guidance systems for the U.S. Army ground to air combat installations and the Hawk and Nike missiles.  He has a distinguished career as an officer in the U.S. Navy during the Viet Nam war, received the Gold Medal from the American Society of Military Engineers, and many other distinctions.

Mr. Hooper was the owner of 'Organizational Diagnostics Associates' in San Diego, California, a private financial and business consulting firm to Fortune 500 and local companies, pioneering the development of business, financial and legal software systems.

Mr. Hooper is a graduate systems engineer of the University of California at Los Angeles with High Honors, has a Master of Science Degree in Management from study at UCLA and the U.S. Naval Post Graduate School, and did his doctorate work in Finance.  As a management and market expert, he has been published in the US Congressional Record, Harvard Business review and other national financial and professional periodicals.

Mr. Hooper brings a wealth of business experience and know-how to the Company. He served in the capacity as Chairman of the board, Chief Executive Officer, Systems Engineer, Organizational Developer, Team Developer and Trainer, Business, Financial and Management Consultant. He will advise the company in regards to organizational structure, strategic planning and management and will serve on the Board to contribute to the overall management in the areas of finance, strategic planning, market development and the value and strategy of the company in the securities markets.

"I am delighted to welcome "Cort" to our board of directors" said Merrill Moses, CanyonGold's President and CEO. "Mr. Hooper brings strong experience and expertise, especially valuable to our market sector focus and will be of great value to the Company as it stands on the threshold to implement its long and thoroughly planned diversification and development of both its subsidiaries".

Mr. Frank Thorwald will step down from his position as Director of the Board of The Company, but remains as a member of the Advisory Board.
"We express our appreciation to Mr. Thorwald for his service as a member of the team and are pleased to continue to be able to profit from his vast experience as an advisor" said President Merrill Moses.

Canyon Gold Corp's subsidiaries

DEFENSE TECHNOLOGY CORPORATION, LLC (DTC)
http://www.defensetechnologycorporation.com

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Long Canyon Gold Resources Corp. (LCGRC)
www.canyongoldexploration.com

On behalf of the Board of Directors, Merrill W. Moses, President & CEO
Company Contact:
1 800 520-9485  Merrill W. Moses, President
Email: cgcc@canyongoldexploration.com
The Company trades on the OTCQB tier of the OTC market. Investors can find Real-time quotes and market Information for the Company on http://www.otcmarkets.com/stock/CGCC/quote

Forward-Looking Statements
This news release contains certain statements that may be deemed "forward-looking" statements. Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur. Although Canyon Gold Corp. believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in forward looking statements. Forward looking statements are based on the beliefs, estimates and opinions of Canyon Gold Corp's management on the date the statements are made. Except as required by law, Canyon Gold Corp. undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.